UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2002

MIKOHN GAMING CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	0-22752	88-0218876
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

920 Pilot Road, P.O. Box 98686, Las Vegas, NV 89193-8686

(Address of principal executive office and zip code)

(702) 896-3890

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

TABLE OF CONTENTS

Item 5. OTHER EVENTS

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURES

EX-99.1

Item 5.    OTHER EVENTS

Mikohn Gaming Corporation on September 18, 2002 announced several key developments at its presentation at the Global Gaming Investment Forum being held in conjunction with the G2E Gaming Expo. A copy of the presentation is being filed herewith.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits

99.1 – Presentation made on September 18, 2002 at the G2E Global Gaming Investment Forum held in conjunction with the G2E Global Gaming Expo.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MIKOHN GAMING CORPORATION (Registrant)

September 18, 2002	/s/ CHARLES H. MCCREA, JR.
Charles H. McCrea, Jr. Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit 99.1	Presentation made on September 18, 2002 at the G2E Global Gaming Investment Forum held in conjunction with the G2E Global Gaming Expo.